Exhibit 99.1
Caterpillar Inc.
1Q 2019 Earnings Release

April 24, 2019

FOR IMMEDIATE RELEASE

Caterpillar Reports First-Quarter 2019 Results
Achieved Record First-Quarter Profit Per Share on Higher Sales and Revenues

	First Quarter
($ in billions except profit per share)	2019	2018	●	First-quarter sales and revenues increased 5%
			●	Record first-quarter profit per share
Sales and Revenues	$13.5	$12.9	●	Profit per share outlook now $12.06 to $13.06 due to a first-quarter discrete tax benefit of $0.31 per share

Profit Per Share	$3.25	$2.74
			●	Repurchased $751 million in company stock
DEERFIELD, Ill. - Caterpillar Inc. (NYSE: CAT) today announced first-quarter 2019 sales and revenues of $13.5 billion, compared with $12.9 billion in the first quarter of 2018, a 5% increase. First-quarter 2019 profit of $3.25 per share was a first-quarter record. This was a 19% increase compared with the previous record first-quarter profit per share of $2.74 in 2018.
Profit per share in the first quarter of 2019 included a discrete tax benefit related to U.S. tax reform of $178 million, or $0.31 per share. Profit per share in the first quarter of 2018 included restructuring costs of $0.08 per share.
During the first quarter of 2019, Machinery, Energy & Transportation (ME&T) operating cash flow was $860 million. In the first quarter of 2019, the company repurchased $751 million of Caterpillar common stock and paid dividends of $494 million. The enterprise cash balance at the end of the first quarter of 2019 was $7.1 billion.
“The global Caterpillar team delivered record first-quarter profit per share,” said Caterpillar Chairman and CEO Jim Umpleby. “We are executing our strategy for profitable growth by investing in services, expanding our offerings and improving operational excellence.”
2019 Outlook
The company continues to have confidence in the fundamentals of its diverse end markets, and expectations for 2019 performance are unchanged. However, due to a $0.31 per share discrete tax benefit, Caterpillar is revising its profit per share outlook to a range of $12.06 to $13.06, compared with the previous outlook range of $11.75 to $12.75. The first-quarter discrete tax benefit of $178 million, or $0.31 per share, is related to U.S. tax reform as a result of final regulations recently issued by the U.S. Treasury. The outlook does not include a mark-to-market gain or loss for remeasurement of pension and other postemployment benefit plans, which will be excluded from adjusted profit per share in the fourth quarter of 2019 along with any other discrete items.

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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in Consolidated Sales and Revenues between the first quarter of 2018 (at left) and the first quarter of 2019 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees.
Total sales and revenues of $13.466 billion in the first quarter of 2019, increased $607 million, or 5%, compared with $12.859 billion in the first quarter of 2018. The increase was primarily due to higher sales volume driven by improved demand for both equipment and services, with the most significant increase in Resource Industries. Sales volume also increased in Construction Industries, while Energy & Transportation was about flat. Sales grew in all regions except for EAME, with the largest gains in North America and Asia/Pacific. Favorable price realization, primarily in Construction Industries and Resource Industries, also contributed to the sales improvement. The increase was partially offset by unfavorable currency impacts due to a stronger U.S. dollar.

Sales and Revenues by Segment
(Millions of dollars)	First Quarter 2018	Sales Volume	Price Realization	Currency	Inter-Segment / Other	First Quarter 2019	$ Change	% Change

Construction Industries	$5,677	$164	$156	$(127)	$3	$5,873	$196	3%
Resource Industries	2,309	371	110	(42)	(21)	2,727	418	18%
Energy & Transportation	5,219	21	27	(91)	34	5,210	(9)	—%
All Other Segment	116	1	—	(1)	5	121	5	4%
Corporate Items and Eliminations	(1,171)	(14)	(1)	—	(21)	(1,207)	(36)
Machinery, Energy & Transportation	$12,150	$543	$292	$(261)	$—	$12,724	$574	5%

Financial Products Segment	$793	$—	$—	$—	$57	$850	$57	7%
Corporate Items and Eliminations	(84)	—	—	—	(24)	(108)	(24)
Financial Products Revenues	$709	$—	$—	$—	$33	$742	$33	5%

Consolidated Sales and Revenues	$12,859	$543	$292	$(261)	$33	$13,466	$607	5%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
First Quarter 2019
Construction Industries	$2,965	13%	$319	(7%)	$1,006	(6%)	$1,562	(4%)	$5,852	3%	$21	17%	$5,873	3%
Resource Industries	951	19%	423	18%	468	(10%)	805	52%	2,647	20%	80	(21%)	2,727	18%
Energy & Transportation	2,151	(3%)	332	19%	1,032	(5%)	718	6%	4,233	(1%)	977	4%	5,210	—%
All Other Segment	8	(47%)	—	—%	11	175%	18	—%	37	—%	84	6%	121	4%
Corporate Items and Eliminations	(41)		1		(3)		(2)		(45)		(1,162)		(1,207)
Machinery, Energy & Transportation	6,034	7%	1,075	9%	2,514	(6%)	3,101	9%	12,724	5%	—	—%	12,724	5%

Financial Products Segment	558	9%	70	(5%)	102	1%	120	13%	850	7%	—	—%	850	7%
Corporate Items and Eliminations	(69)		(11)		(9)		(19)		(108)		—		(108)
Financial Products Revenues	489	6%	59	(3%)	93	(3%)	101	13%	742	5%	—	—%	742	5%

Consolidated Sales and Revenues	$6,523	7%	$1,134	8%	$2,607	(6%)	$3,202	9%	$13,466	5%	$—	—%	$13,466	5%

First Quarter 2018
Construction Industries	$2,620		$344		$1,067		$1,628		$5,659		$18		$5,677
Resource Industries	798		360		520		530		2,208		101		2,309
Energy & Transportation	2,225		280		1,092		679		4,276		943		5,219
All Other Segment	15		—		4		18		37		79		116
Corporate Items and Eliminations	(28)		1		(3)		—		(30)		(1,141)		(1,171)
Machinery, Energy & Transportation	5,630		985		2,680		2,855		12,150		—		12,150

Financial Products Segment	512		74		101		106		793		—		793
Corporate Items and Eliminations	(49)		(13)		(5)		(17)		(84)		—		(84)
Financial Products Revenues	463		61		96		89		709		—		709

Consolidated Sales and Revenues	$6,093		$1,046		$2,776		$2,944		$12,859		$—		$12,859

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in Consolidated Operating Profit between the first quarter of 2018 (at left) and the first quarter of 2019 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation other operating (income) expenses.
Operating profit for the first quarter of 2019 was $2.207 billion, compared with $2.108 billion in the first quarter of 2018. The increase of $99 million was mostly due to favorable price realization and higher sales volume, partially offset by higher manufacturing costs and increased selling, general and administrative (SG&A) and research and development (R&D) expenses. The increase in manufacturing costs was primarily due to higher variable labor and burden, including freight costs, and material costs, including tariffs. SG&A/R&D expenses were higher primarily due to increased targeted investments and timing of corporate-level expenses, partially offset by lower short-term incentive compensation expense.
Operating profit margin was 16.4% for the first quarter of 2019 and 2018.

Profit by Segment
(Millions of dollars)	First Quarter 2019	First Quarter 2018	$ Change	% Change
Construction Industries	$1,085	$1,117	$(32)	(3%)
Resource Industries	576	378	198	52%
Energy & Transportation	838	874	(36)	(4%)
All Other Segment	25	57	(32)	(56%)
Corporate Items and Eliminations	(375)	(371)	(4)
Machinery, Energy & Transportation	$2,149	$2,055	$94	5%

Financial Products Segment	$211	$141	$70	50%
Corporate Items and Eliminations	(46)	(2)	(44)
Financial Products	$165	$139	$26	19%

Consolidating Adjustments	(107)	(86)	(21)

Consolidated Operating Profit	$2,207	$2,108	$99	5%

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Other Profit/Loss and Tax Items
The provision for income taxes in the first quarter of 2019 reflected an estimated annual tax rate of 26%, compared with 24% for the first quarter of 2018, excluding the discrete items discussed in the following paragraph. The increase was largely driven by the application of U.S. tax reform provisions to the earnings of certain non-U.S. subsidiaries, which do not have a calendar fiscal year-end. These provisions did not apply to these subsidiaries in 2018.
As a result of final regulations received in January 2019 related to the mandatory deemed repatriation of non-U.S. earnings due to U.S. tax reform, Caterpillar recorded a discrete tax benefit of $178 million in the first quarter of 2019. In addition, a discrete tax benefit of $23 million was recorded in the first quarter of 2019, compared with $40 million in the first quarter of 2018, for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	First Quarter 2018	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2019	$ Change	% Change
Total Sales	$5,677	$164	$156		$(127)	$3	$5,873	$196	3%

Sales by Geographic Region
	First Quarter 2019	First Quarter 2018	$ Change		% Change
North America	$2,965	$2,620	$345		13%
Latin America	319	344	(25)		(7%)
EAME	1,006	1,067	(61)		(6%)
Asia/Pacific	1,562	1,628	(66)		(4%)
External Sales	5,852	5,659	193		3%
Inter-segment	21	18	3		17%
Total Sales	$5,873	$5,677	$196		3%

Segment Profit
	First Quarter 2019	First Quarter 2018	Change		% Change
Segment Profit	$1,085	$1,117	$(32)		(3%)
Segment Profit Margin	18.5%	19.7%	(1.2	pts)

Construction Industries’ total sales were $5.873 billion in the first quarter of 2019, compared with $5.677 billion in the first quarter of 2018. The increase was mostly due to higher end-user demand for construction equipment, partially offset by a smaller increase in dealer inventories compared with the first quarter of 2018. Favorable price realization was partially offset by unfavorable currency impacts due to a stronger U.S. dollar.

▪
In North America, the sales increase was driven by higher demand for new equipment, primarily to support road construction activities. Favorable price realization also contributed to the sales improvement.

▪	Construction activities remained at low levels in Latin America.

▪	In EAME, the sales decrease was primarily due to a smaller increase in dealer inventories compared with the first quarter of 2018, and a weaker euro, partially offset by favorable price realization.

▪	Sales in Asia/Pacific declined due to unfavorable currency impacts.
Construction Industries’ profit was $1.085 billion in the first quarter of 2019, compared with $1.117 billion in the first quarter of 2018. The decrease in profit was a result of higher manufacturing costs, partially offset by favorable price realization. Manufacturing costs increased primarily due to higher material, labor and freight costs.

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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	First Quarter 2018	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2019	$ Change	% Change
Total Sales	$2,309	$371	$110		$(42)	$(21)	$2,727	$418	18%

Sales by Geographic Region
	First Quarter 2019	First Quarter 2018	$ Change		% Change
North America	$951	$798	$153		19%
Latin America	423	360	63		18%
EAME	468	520	(52)		(10%)
Asia/Pacific	805	530	275		52%
External Sales	2,647	2,208	439		20%
Inter-segment	80	101	(21)		(21%)
Total Sales	$2,727	$2,309	$418		18%

Segment Profit
	First Quarter 2019	First Quarter 2018	Change		% Change
Segment Profit	$576	$378	$198		52%
Segment Profit Margin	21.1%	16.4%	4.7	pts

Resource Industries’ total sales were $2.727 billion in the first quarter of 2019, an increase of $418 million from the first quarter of 2018. The increase was primarily due to higher equipment demand, favorable price realization and services. Mining production levels and commodity market fundamentals remained positive, which supported higher sales. Higher demand levels for non-residential construction activities and quarry and aggregate operations also drove higher sales.
Resource Industries’ profit was $576 million in the first quarter of 2019, compared with $378 million in the first quarter of 2018. The improvement was mostly due to higher sales volume. Favorable price realization was partially offset by higher manufacturing costs, including increased material and freight costs and slightly higher warranty expense.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	First Quarter 2018	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2019	$ Change	% Change
Total Sales	$5,219	$21	$27		$(91)	$34	$5,210	$(9)	—%

Sales by Application
	First Quarter 2019	First Quarter 2018	$ Change		% Change
Oil and Gas	$1,131	$1,215	$(84)		(7%)
Power Generation	1,036	969	67		7%
Industrial	904	906	(2)		—%
Transportation	1,162	1,186	(24)		(2%)
External Sales	4,233	4,276	(43)		(1%)
Inter-segment	977	943	34		4%
Total Sales	$5,210	$5,219	$(9)		—%

Segment Profit
	First Quarter 2019	First Quarter 2018	Change		% Change
Segment Profit	$838	$874	$(36)		(4%)
Segment Profit Margin	16.1%	16.7%	(0.6	pts)

Energy & Transportation’s total sales were $5.210 billion in the first quarter of 2019, about flat compared with $5.219 billion in the first quarter of 2018. Decreases due to unfavorable currency impacts from a stronger U.S. dollar were nearly offset by favorable price realization and higher sales volumes.

▪
Oil and Gas – Sales were negatively impacted by the timing of turbine project deliveries in North America. The decrease was partially offset by higher demand for reciprocating engines for gas compression in North America.

▪	Power Generation – Sales increased primarily due to higher shipments for large diesel reciprocating engine applications in all regions except EAME.

▪	Industrial – Sales were about flat, with a decrease in EAME primarily due to unfavorable currency impacts nearly offset by higher sales in North America.

▪	Transportation – Sales were slightly lower primarily due to unfavorable currency impacts.
Energy & Transportation’s profit was $838 million in the first quarter of 2019, compared with $874 million in the first quarter of 2018. The decrease was mostly due to higher manufacturing costs including increased freight costs, higher warranty expense and slightly higher labor costs. The decrease was partially offset by favorable price realization and higher sales volume.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	First Quarter 2019	First Quarter 2018	$ Change	% Change
North America	$558	$512	$46	9%
Latin America	70	74	(4)	(5%)
EAME	102	101	1	1%
Asia/Pacific	120	106	14	13%
Total	$850	$793	$57	7%

Segment Profit
	First Quarter 2019	First Quarter 2018	Change	% Change
Segment Profit	$211	$141	$70	50%

Financial Products’ segment revenues were $850 million in the first quarter of 2019, an increase of $57 million, or 7%, from the first quarter of 2018. The increase was primarily due to higher average financing rates and higher average earning assets in North America and Asia/Pacific.
Financial Products’ segment profit was $211 million in the first quarter of 2019, compared with $141 million in the first quarter of 2018. The increase was primarily due to a $42 million favorable impact from mark-to-market on equity securities in Insurance Services, an increase in net yield on average earning assets and a decrease in the provision for credit losses at Cat Financial.
At the end of the first quarter of 2019, past dues at Cat Financial were 3.61%, compared with 3.17% at the end of the first quarter of 2018. The increase in past dues was primarily driven by Cat Power Finance, concentrated in the marine portfolio. Write-offs, net of recoveries, were $30 million for the first quarter of both 2019 and 2018. As of March 31, 2019, Cat Financial’s allowance for credit losses totaled $534 million, or 1.89% of finance receivables, compared with $511 million, or 1.80% of finance receivables, at December 31, 2018.

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QUESTIONS AND ANSWERS

Q1:	Can you provide more information on the $178 million discrete tax benefit related to U.S. tax reform?

A:
On January 15, 2019, the U.S. Treasury issued final regulations related to the mandatory deemed repatriation of non-U.S. earnings required by U.S. tax reform. Due to clarification provided in these regulations supporting the position taken on Caterpillar’s tax return, the company reduced its tax reserves (unrecognized tax benefits) with a corresponding benefit to the provision for income taxes in the first quarter of 2019. A reconciliation of profit per share excluding this discrete tax benefit can be found in the appendix on Page 19.

Q2:	Can you discuss changes in dealer inventories during the first quarter of 2019 and the outlook for the year?

A:
Dealers generally increase inventories during the first quarter in preparation for the spring selling season. Dealer machine and engine inventories increased about $1.3 billion during the first quarter of 2019, compared with an increase of about $1.2 billion during the first quarter of 2018. The company believes the increase in dealer inventories is reflective of current end-user demand. Caterpillar’s expectation remains that dealer inventories should be about flat for the full year.

Q3:	Can you discuss changes to your order backlog by segment?

A:
At the end of the first quarter of 2019, the order backlog was $16.9 billion, about $300 million higher than the fourth quarter of 2018. The increase was in Construction Industries and Energy & Transportation, partially offset by a decrease in Resource Industries due to higher dealer inventories.

Q4:	Can you comment on expense related to your 2019 short-term incentive compensation plans?

A:
Short-term incentive compensation expense is directly related to financial and operational performance, measured against targets set annually. First-quarter 2019 expense was about $220 million, compared with first-quarter 2018 expense of about $360 million. For 2019, short-term incentive compensation expense is expected to be significantly lower than 2018.

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Notes:

–	Glossary of terms is included on the Caterpillar website at http://www.caterpillar.com/investors/.

–	Information on non-GAAP financial measures is included in the appendix on page 19.

–
Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 10 a.m. Central Time on Wednesday, April 24, 2019, to discuss its 2019 first-quarter financial results. The accompanying slides will be available before the webcast on the Caterpillar website at http://www.caterpillar.com/investors/events-and-presentations.

About Caterpillar:
For more than 90 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. Customers turn to Caterpillar to help them develop infrastructure, energy and natural resource assets. With 2018 sales and revenues of $54.722 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company principally operates through its three primary segments - Construction Industries, Resource Industries and Energy & Transportation - and also provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect with us on social media, visit caterpillar.com/social-media.
Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events including natural disasters; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; and (xxvi) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
Machinery, Energy & Transportation
Caterpillar defines Machinery, Energy & Transportation as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis. Machinery, Energy & Transportation information relates to the design, manufacture and marketing of Caterpillar products. Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment. The nature of these businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company also believes this presentation will assist readers in understanding Caterpillar’s business. Pages 12-18 reconcile Machinery, Energy & Transportation with Financial Products on the equity basis to Caterpillar Inc. consolidated financial information.
Caterpillar’s latest financial results and outlook are also available online:
http://www.caterpillar.com/en/investors.html
http://www.caterpillar.com/en/investors/quarterly-results.html (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Jennifer Driscoll, 309-675-4549 or Driscoll_Jennifer@cat.com
Caterpillar media contact: Corrie Scott, 224-551-4133 or Scott_Corrie@cat.com

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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended March 31,
	2019	2018
Sales and revenues:
Sales of Machinery, Energy & Transportation	$12,724	$12,150
Revenues of Financial Products	742	709
Total sales and revenues	13,466	12,859

Operating costs:
Cost of goods sold	9,003	8,566
Selling, general and administrative expenses	1,319	1,276
Research and development expenses	435	443
Interest expense of Financial Products	190	166
Other operating (income) expenses	312	300
Total operating costs	11,259	10,751

Operating profit	2,207	2,108

Interest expense excluding Financial Products	103	101
Other income (expense)	160	127

Consolidated profit before taxes	2,264	2,134

Provision (benefit) for income taxes	387	472
Profit of consolidated companies	1,877	1,662

Equity in profit (loss) of unconsolidated affiliated companies	7	5

Profit of consolidated and affiliated companies	1,884	1,667

Less: Profit (loss) attributable to noncontrolling interests	3	2

Profit [1]	$1,881	$1,665

Profit per common share	$3.29	$2.78
Profit per common share — diluted [2]	$3.25	$2.74

Weighted-average common shares outstanding (millions)
– Basic	572.4	598.0
– Diluted [2]	578.8	608.0

[1]	Profit attributable to common shareholders.
[2]	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.

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Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and short-term investments	$7,128	$7,857
Receivables – trade and other	8,961	8,802
Receivables – finance	8,932	8,650
Prepaid expenses and other current assets	1,765	1,765
Inventories	12,340	11,529
Total current assets	39,126	38,603

Property, plant and equipment – net	13,259	13,574
Long-term receivables – trade and other	1,149	1,161
Long-term receivables – finance	12,674	13,286
Noncurrent deferred and refundable income taxes	1,378	1,439
Intangible assets	1,807	1,897
Goodwill	6,191	6,217
Other assets	3,142	2,332
Total assets	$78,726	$78,509

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$4	$—
-- Financial Products	5,586	5,723
Accounts payable	7,198	7,051
Accrued expenses	3,746	3,573
Accrued wages, salaries and employee benefits	1,200	2,384
Customer advances	1,354	1,243
Dividends payable	—	495
Other current liabilities	2,348	1,919
Long-term debt due within one year:
-- Machinery, Energy & Transportation	13	10
-- Financial Products	5,939	5,820
Total current liabilities	27,388	28,218
Long-term debt due after one year:
-- Machinery, Energy & Transportation	7,650	8,005
-- Financial Products	16,590	16,995
Liability for postemployment benefits	7,441	7,455
Other liabilities	4,179	3,756
Total liabilities	63,248	64,429

Shareholders’ equity
Common stock	5,804	5,827
Treasury stock	(21,214)	(20,531)
Profit employed in the business	32,435	30,427
Accumulated other comprehensive income (loss)	(1,588)	(1,684)
Noncontrolling interests	41	41
Total shareholders’ equity	15,478	14,080
Total liabilities and shareholders’ equity	$78,726	$78,509

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Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Three Months Ended March 31,
	2019	2018
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$1,884	$1,667
Adjustments for non-cash items:
Depreciation and amortization	641	681
Other	88	148
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(150)	(326)
Inventories	(813)	(803)
Accounts payable	355	486
Accrued expenses	135	66
Accrued wages, salaries and employee benefits	(1,185)	(1,110)
Customer advances	105	(46)
Other assets – net	(44)	165
Other liabilities – net	105	7
Net cash provided by (used for) operating activities	1,121	935
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(278)	(412)
Expenditures for equipment leased to others	(269)	(345)
Proceeds from disposals of leased assets and property, plant and equipment	209	258
Additions to finance receivables	(2,615)	(2,621)
Collections of finance receivables	2,818	2,671
Proceeds from sale of finance receivables	44	69
Investments and acquisitions (net of cash acquired)	(2)	(340)
Proceeds from sale of businesses and investments (net of cash sold)	—	12
Proceeds from sale of securities	57	89
Investments in securities	(107)	(197)
Other – net	(38)	16
Net cash provided by (used for) investing activities	(181)	(800)
Cash flow from financing activities:
Dividends paid	(494)	(467)
Common stock issued, including treasury shares reissued	(5)	149
Common shares repurchased	(751)	(500)
Proceeds from debt issued (original maturities greater than three months)	2,665	1,541
Payments on debt (original maturities greater than three months)	(2,567)	(2,409)
Short-term borrowings – net (original maturities three months or less)	(522)	1,151
Other – net	(1)	(3)
Net cash provided by (used for) financing activities	(1,675)	(538)
Effect of exchange rate changes on cash	3	10
Increase (decrease) in cash and short-term investments and restricted cash	(732)	(393)
Cash and short-term investments and restricted cash at beginning of period	7,890	8,320
Cash and short-term investments and restricted cash at end of period	$7,158	$7,927

All short-term investments, which consist primarily of highly liquid investments with original maturities of three months or less, are considered to be cash equivalents.

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Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended March 31, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$12,724	$12,724	$—	$—
Revenues of Financial Products	742	—	870	(128)	[2]
Total sales and revenues	13,466	12,724	870	(128)

Operating costs:
Cost of goods sold	9,003	9,003	—	—
Selling, general and administrative expenses	1,319	1,127	192	—
Research and development expenses	435	435	—	—
Interest expense of Financial Products	190	—	200	(10)	[4]
Other operating (income) expenses	312	10	313	(11)	[3]
Total operating costs	11,259	10,575	705	(21)

Operating profit	2,207	2,149	165	(107)

Interest expense excluding Financial Products	103	110	—	(7)	[4]
Other income (expense)	160	19	41	100	[5]

Consolidated profit before taxes	2,264	2,058	206	—

Provision (benefit) for income taxes	387	335	52	—
Profit of consolidated companies	1,877	1,723	154	—

Equity in profit (loss) of unconsolidated affiliated companies	7	7	—	—
Equity in profit of Financial Products’ subsidiaries	—	148	—	(148)	[6]

Profit of consolidated and affiliated companies	1,884	1,878	154	(148)

Less: Profit (loss) attributable to noncontrolling interests	3	(3)	6	—

Profit [7]	$1,881	$1,881	$148	$(148)

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ revenues earned from Machinery, Energy & Transportation.
[3]	Elimination of net expenses recorded by Machinery, Energy & Transportation paid to Financial Products.
[4]	Elimination of interest expense recorded between Financial Products and Machinery, Energy & Transportation.
[5]
Elimination of discount recorded by Machinery, Energy & Transportation on receivables sold to Financial Products and of interest earned between Machinery, Energy & Transportation and Financial Products.

[6]	Elimination of Financial Products’ profit due to equity method of accounting.
[7]	Profit attributable to common shareholders.

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Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended March 31, 2018
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$12,150	$12,150	$—	$—
Revenues of Financial Products	709	—	811	(102)	[2]
Total sales and revenues	12,859	12,150	811	(102)

Operating costs:
Cost of goods sold	8,566	8,566	—	—
Selling, general and administrative expenses	1,276	1,087	189	—
Research and development expenses	443	443	—	—
Interest expense of Financial Products	166	—	173	(7)	[4]
Other operating (income) expenses	300	(1)	310	(9)	[3]
Total operating costs	10,751	10,095	672	(16)

Operating profit	2,108	2,055	139	(86)

Interest expense excluding Financial Products	101	112	—	(11)	[4]
Other income (expense)	127	54	(2)	75	[5]

Consolidated profit before taxes	2,134	1,997	137	—

Provision (benefit) for income taxes	472	441	31	—
Profit of consolidated companies	1,662	1,556	106	—

Equity in profit (loss) of unconsolidated affiliated companies	5	5	—	—
Equity in profit of Financial Products’ subsidiaries	—	102	—	(102)	[6]

Profit of consolidated and affiliated companies	1,667	1,663	106	(102)

Less: Profit (loss) attributable to noncontrolling interests	2	(2)	4	—

Profit [7]	$1,665	$1,665	$102	$(102)

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ revenues earned from Machinery, Energy & Transportation.
[3]	Elimination of net expenses recorded by Machinery, Energy & Transportation paid to Financial Products.
[4]	Elimination of interest expense recorded between Financial Products and Machinery, Energy & Transportation.
[5]
Elimination of discount recorded by Machinery, Energy & Transportation on receivables sold to Financial Products and of interest earned between Machinery, Energy & Transportation and Financial Products.

[6]	Elimination of Financial Products’ profit due to equity method of accounting.
[7]	Profit attributable to common shareholders.

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Caterpillar Inc.
Supplemental Data for Cash Flow
For the Three Months Ended March 31, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$1,884	$1,878	$154	$(148)	[2]
Adjustments for non-cash items:
Depreciation and amortization	641	424	217	—
Undistributed profit of Financial Products	—	(148)	—	148	[3]
Other	88	49	(59)	98	[4]
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(150)	75	(24)	(201)	[4,5]
Inventories	(813)	(818)	—	5	[4]
Accounts payable	355	336	12	7	[4]
Accrued expenses	135	124	11	—
Accrued wages, salaries and employee benefits	(1,185)	(1,177)	(8)	—
Customer advances	105	105	—	—
Other assets – net	(44)	(16)	28	(56)	[4]
Other liabilities – net	105	28	19	58	[4]
Net cash provided by (used for) operating activities	1,121	860	350	(89)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(278)	(274)	(4)	—
Expenditures for equipment leased to others	(269)	(23)	(247)	1	[4]
Proceeds from disposals of leased assets and property, plant and equipment	209	26	189	(6)	[4]
Additions to finance receivables	(2,615)	—	(2,971)	356	[5]
Collections of finance receivables	2,818	—	3,096	(278)	[5]
Net intercompany purchased receivables	—	—	(16)	16	[5]
Proceeds from sale of finance receivables	44	—	44	—
Net intercompany borrowings	—	63	—	(63)	[6]
Investments and acquisitions (net of cash acquired)	(2)	(2)	—	—
Proceeds from sale of securities	57	4	53	—
Investments in securities	(107)	(7)	(100)	—
Other – net	(38)	(13)	(25)	—
Net cash provided by (used for) investing activities	(181)	(226)	19	26
Cash flow from financing activities:
Dividends paid	(494)	(494)	—	—
Common stock issued, including treasury shares reissued	(5)	(5)	—	—
Common shares repurchased	(751)	(751)	—	—
Net intercompany borrowings	—	—	(63)	63	[6]
Proceeds from debt issued (original maturities greater than three months)	2,665	—	2,665	—
Payments on debt (original maturities greater than three months)	(2,567)	(2)	(2,565)	—
Short-term borrowings – net (original maturities three months or less)	(522)	4	(526)	—
Other – net	(1)	(1)	—	—
Net cash provided by (used for) financing activities	(1,675)	(1,249)	(489)	63
Effect of exchange rate changes on cash	3	5	(2)	—
Increase (decrease) in cash and short-term investments and restricted cash	(732)	(610)	(122)	—
Cash and short-term investments and restricted cash at beginning of period	7,890	6,994	896	—
Cash and short-term investments and restricted cash at end of period	$7,158	$6,384	$774	$—

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ profit after tax due to equity method of accounting.
[3]	Elimination of non-cash adjustment for the undistributed earnings from Financial Products.
[4]	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
[5]	Reclassification of Financial Products' cash flow activity from investing to operating for receivables that arose from the sale of inventory.
[6]	Elimination of net proceeds and payments to/from Machinery, Energy & Transportation and Financial Products.

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Caterpillar Inc.
Supplemental Data for Cash Flow
For the Three Months Ended March 31, 2018
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$1,667	$1,663	$106	$(102)	[2]
Adjustments for non-cash items:
Depreciation and amortization	681	468	213	—
Undistributed profit of Financial Products	—	(102)	—	102	[3]
Other	148	62	(6)	92	[4]
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(326)	90	—	(416)	[4,5]
Inventories	(803)	(803)	—	—
Accounts payable	486	505	(19)	—
Accrued expenses	66	43	23	—
Accrued wages, salaries and employee benefits	(1,110)	(1,083)	(27)	—
Customer advances	(46)	(46)	—	—
Other assets – net	165	173	28	(36)	[4]
Other liabilities – net	7	(22)	(7)	36	[4]
Net cash provided by (used for) operating activities	935	948	311	(324)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(412)	(321)	(92)	1	[4]
Expenditures for equipment leased to others	(345)	(2)	(346)	3	[4]
Proceeds from disposals of leased assets and property, plant and equipment	258	54	207	(3)	[4]
Additions to finance receivables	(2,621)	—	(2,955)	334	[5]
Collections of finance receivables	2,671	—	3,171	(500)	[5]
Net intercompany purchased receivables	—	—	(489)	489	[5]
Proceeds from sale of finance receivables	69	—	69	—
Net intercompany borrowings	—	107	—	(107)	[6]
Investments and acquisitions (net of cash acquired)	(340)	(340)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	12	12	—	—
Proceeds from sale of securities	89	5	84	—
Investments in securities	(197)	(18)	(179)	—
Other – net	16	19	(3)	—
Net cash provided by (used for) investing activities	(800)	(484)	(533)	217
Cash flow from financing activities:
Dividends paid	(467)	(467)	—	—
Common stock issued, including treasury shares reissued	149	149	—	—
Common shares repurchased	(500)	(500)	—	—
Net intercompany borrowings	—	—	(107)	107	[6]
Proceeds from debt issued (original maturities greater than three months)	1,541	—	1,541	—
Payments on debt (original maturities greater than three months)	(2,409)	(1)	(2,408)	—
Short-term borrowings – net (original maturities three months or less)	1,151	6	1,145	—
Other – net	(3)	(3)	—	—
Net cash provided by (used for) financing activities	(538)	(816)	171	107
Effect of exchange rate changes on cash	10	6	4	—
Increase (decrease) in cash and short-term investments and restricted cash	(393)	(346)	(47)	—
Cash and short-term investments and restricted cash at beginning of period	8,320	7,416	904	—
Cash and short-term investments and restricted cash at end of period	$7,927	$7,070	$857	$—

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ profit after tax due to equity method of accounting.
[3]	Elimination of non-cash adjustment for the undistributed earnings from Financial Products.
[4]	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
[5]	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
[6]	Elimination of net proceeds and payments to/from Machinery, Energy & Transportation and Financial Products.

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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
Adjusted Profit Per Share
The company believes it is important to separately quantify the profit impact of two significant items in order for the company’s results to be meaningful to readers. These items consist of a discrete tax benefit related to U.S. tax reform in the first quarter of 2019, and 2018 restructuring costs, which were incurred to generate longer-term benefits. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full year 2019, excluding a mark-to-market gain or loss for remeasurement of pension and other postemployment benefit plans along with any other discrete items.
Reconciliations of adjusted profit per share to the most directly comparable GAAP measure, diluted profit per share, are as follows:

	First Quarter		Outlook
	2018	2019	Previous[1]	Current[2]
Profit per share	$2.74	$3.25	$11.75-$12.75	$12.06-$13.06
Per share U.S. tax reform impact	—	($0.31)	—	($0.31)
Per share restructuring costs[3]	$0.08	—	—	—
Adjusted profit per share	$2.82	$2.94	$11.75-$12.75	$11.75-$12.75

[1] Profit per share outlook range as of January 28, 2019.
[2] Profit per share outlook range as of April 24, 2019.
3 At estimated annual tax rate of 24 percent. 2019 restructuring costs are not material.

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